Exhibit 10.3
Execution Version
SECURITY ISSUANCE AGREEMENT
This SECURITY ISSUANCE AGREEMENT (this “Agreement”) is entered into this 21st day of December, 2022 (the “Effective Date”), by and among Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), and those investors listed on Schedule I hereto (including each such investors’ successors and permitted assigns, “Investors,” and each, an “Investor”).
WHEREAS, concurrently with and as a condition to the willingness of the Company to enter into this Agreement, the Company, Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”), certain of the Investors and the other parties named therein, are entering into that certain Loan and Security Agreement, dated as of the Effective Date (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Loan Agreement”), pursuant to which, among other things, the Company and Grove will borrow money from time to time from Investors and other lenders under a growth credit facility (such transactions, together with the other transactions contemplated by the Loan Agreement, the “Loan Transactions”);
WHEREAS, in connection with the Loan Transactions, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, (i) on the Closing Date (as defined below) the Company desires to issue to Investors (representing those Investors party to the Loan Agreement and certain affiliated entities thereof as designees for receipt of the Shares hereunder, as applicable), and Investors desire to acquire from the Company, the Closing Issuance Shares (as defined below) as set forth herein and (ii) on the Subsequent Issuance Closing Date (as defined below), if applicable, the Company desires to issue to Investors, and Investors desire to acquire from the Company, the Subsequent Issuance Shares (as defined below) as set forth herein, each as more fully described in this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into the Structural Agreement with certain other parties to the Loan Agreement on substantially similar terms as those set forth herein; provided, that the investors party to the Structural Agreement shall be entitled to acquire from the Company only those Closing Issuance Shares and Subsequent Issuance Shares (each, as defined in the Structural Agreement) as set forth therein, subject to the terms of and as more fully described in the Structural Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:
1.1.“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly ten percent (10%) or more of the outstanding stock of such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person or each of such Person’s senior executive officers, directors, members or partners.
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1.2.“Aggregate Subsequent Issuance Shares” means the Subsequent Issuance Shares as defined herein plus the “Subsequent Issuance Shares” issued pursuant to the Structural Agreement.
1.3.“Business Day” means any day that, in New York, New York, is neither a Sunday, Saturday, legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.
1.4.“Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.
1.5.“Common Stock” means (a) the Class A Common Stock (as defined below), (b) the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and (c) any Capital Stock into which such Common Stock shall have been changed or any Capital Stock resulting from a reclassification of such Common Stock.
1.6.“Fair Market Value” means (a) if the Class A Common Stock is listed for trading on the New York Stock Exchange (the “NYSE”) or other securities exchange as of the Subsequent Issuance Closing Date, the volume weighted average price of the Class A Common Stock for the sixty (60) consecutive Trading Day period ending the Trading Day before the Subsequent Issuance Closing Date; or (b) if the Class A Common Stock is not listed on a securities exchange as of the Subsequent Issuance Closing Date but, as of the Subsequent Issuance Closing Date, the Class A Common Stock is quoted on the OTC Bulletin Board and there is current public information available (as contemplated by Rule 144 (as hereinafter defined)) for the Company, (i) the volume weighted average price of the Class A Common Stock as quoted on the OTC Bulletin Board for the sixty (60) consecutive Trading Days ending the Trading Day before the Subsequent Issuance Closing Date; or (ii) if there have been no sales of the Class A Common Stock on the OTC Bulletin Board, the average of the highest bid and lowest asked prices for the Class A Common Stock quoted on the OTC Bulletin Board at the end of a given day, averaged over sixty (60) consecutive Trading Days ending the Trading Day before the Subsequent Issuance Closing Date; or (c) if, as of the Subsequent Issuance Closing Date, neither clause (a) nor (b) is applicable, the “Fair Market Value” of the Class A Common Stock shall be the fair market value per share as determined by an independent appraiser selected by agreement of the Company and Investors, the expenses of which shall be paid solely by the Company.
1.7.“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
1.8.“Structural Agreement” means that certain Security Issuance Agreement, of even date herewith, between the Company and Structural Capital Investments III, LP and certain of its affiliates (“Structural”).
1.9.“Trading Day” means any Business Days on which the relevant securities exchange is open for trading.

2.Issuances of the Shares.
1.1.Closing Issuance. At the Closing (as defined below), in consideration for the advances to be made to the Company under the Loan Agreement and for other good and valuable consideration, the Company hereby agrees to issue to Investors, and Investors hereby agree to acquire from the Company, an aggregate of 1,512,500 shares (the “Closing Issuance Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) (such issuance, the “Closing Issuance”), in the respective amounts set forth on Schedule I.
1.2.Subsequent Issuance.
1.1.1.Subject to Section 2.2.2(a) and the other terms and conditions hereof, at the Subsequent Issuance Closing (as defined below), if applicable, the Company hereby agrees to issue to Investors, and Investors hereby agree to acquire from the Company, the aggregate number of shares of Class A Common Stock equal to (a) $3,025,000 (the “Subsequent Issuance Purchase Price”), divided by the lower of (b) (i) $2.00 or (ii) the Fair Market Value of the Company’s Class A Common Stock (the “Subsequent Issuance Shares” and, together with the Closing Issuance Shares, the “Shares”) (such issuance, the “Subsequent Issuance” and, together with the Closing Issuance, the “Issuances”), in the respective proportions provided by the Investors to the Company at least three (3) Business Days prior to the Subsequent Issuance Closing Date; provided, that the number and type of Subsequent Issuance Shares actually issued shall be subject to those conditions, limitations and adjustments set forth in Section 2.2.2.
1.1.2.Conditions, Limitations and Other Adjustments to the Subsequent Issuance.
(a)Conditions to the Subsequent Issuance. The parties hereto hereby agree that the Company’s obligations to effect the Subsequent Issuance Closing are subject to, and conditioned upon, there being any Obligations outstanding under the Loan Agreement on the Subsequent Issuance Closing Date. If no such Obligations are outstanding on the Subsequent Issuance Closing Date, the parties hereto will have no further obligations to effect the Subsequent Issuance Closing.
(b)Limitations to the Subsequent Issuance.
(i)Notwithstanding anything to the contrary contained herein, and provided the Company’s Class A Common Stock is listed for trading on the NYSE (or other securities exchange with similar listing standards and rules), the Company shall only effect the issuance of such portion of the Aggregate Subsequent Issuance Shares, if and as applicable, and Investors and Structural shall only have the right to acquire such portion of the Aggregate Subsequent Issuance Shares on a pro rata basis in accordance with Schedule I hereto and Schedule I to the Structural Agreement, to the extent that after giving effect to such issuances, Investors and Structural would not have received pursuant to this Agreement and the Structural Agreement, in the aggregate, an amount in excess of 19.99% (the “Maximum Percentage”) of either (A) the shares of Common Stock or (B) the voting power of the shares of Common Stock, each to the extent that such shares of Common Stock are issued and outstanding immediately before giving effect to the Subsequent Issuance (without having given effect to the Closing Issuance). In the event that the limitation set forth in this Section 2.2.2(b)(i) is applicable, the issuance of any shares above the Maximum Percentage shall be null and void and treated as if never made.
(ii)Additionally, no Person shall be entitled to receive a number of Aggregate Subsequent Issuance Shares in excess of that number of Subsequent Issuance Shares which, upon giving effect to such issuance, would result in any required filing and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) or any filing and/or clearance under any other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (together, “Antitrust Laws”) unless and until such a filing has been made, all required waiting periods have been observed and/or any required pre-approval has been obtained. If a filing, observance of a waiting period and/or clearance under any Antitrust Laws will be required in connection with the issuance of the Aggregate Subsequent Issuance Shares, such Person and the Company shall make such filings in accordance with Section 11 and shall only proceed with the issuance of the Aggregate Subsequent Issuance Shares after applicable waiting periods have expired and approvals are obtained.
(iii)If the Subsequent Issuance Closing is at a time when the issuance of the Aggregate Subsequent Issuance Shares would not comply with applicable law, including the rules and regulations of the NYSE (or, if not the NYSE, the primary securities exchange on which the Class A Common Stock is listed) (“Applicable Law”), the Company shall (A) notify Investors in writing of the number of shares of Class A Common Stock issued or issuable in connection with any other transaction by the Company that may be aggregated with the issuance of the Aggregate Subsequent Issuance Shares under the rules and regulations of the NYSE (or, if not the NYSE, the primary securities exchange on which the Class A Common Stock is then listed), and (B) to the extent that the Subsequent Issuance would otherwise cause any Person’s ownership, as determined pursuant to this Section 2.2.2(b), to exceed the Maximum Percentage or to not comply with Applicable Law, such Person must notify the Company of a reduced number of Subsequent Issuance Shares to be acquired.
(iv)For purposes of clarity, the shares of Class A Common Stock issuable pursuant to the terms of this Agreement and the Structural Agreement in excess of the Maximum Percentage or the issuance of which would not comply with Applicable Law shall not be deemed to be beneficially owned by any Person for any purpose including for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 16a-1(a)(1) under the Exchange Act.
(v)To the extent that any Subsequent Issuance Shares are not issuable at a particular point in time due to any limitation set forth herein, the Company shall use commercially reasonable efforts to enable the Company to issue such Shares and such Shares shall be issued to the appropriate Person promptly after, and to the extent that, the limitations set forth herein no longer prohibit such issuance. The operation of any limitation hereunder shall not be deemed to result in a forfeiture of any Subsequent Issuance Shares.
(c)Reclassification. If, while this Agreement remains effective and prior to the Subsequent Issuance Closing, the Company effects any reclassification, conversion, substitution, share exchange or otherwise of the Class A Common Stock pursuant to which the Class A Common Stock is effectively converted into or exchanged for other securities (in any such case, a “Conversion”), and the Subsequent Issuance Shares become issuable on the Subsequent Issuance Closing Date pursuant to the terms and subject to the conditions of this Agreement, then Investors shall have the right to receive, upon the Subsequent Issuance Closing, securities of the class into which the Class A Common Stock converted in such Conversion, in an amount calculated as set forth in Section 2.2.1, as adjusted as appropriate.
(d)No Fractional Shares. No fractional Subsequent Issuance Shares will be issued in connection with the Subsequent Issuance. In lieu of any fractional shares that would otherwise be issuable, the number of Subsequent Issuance Shares to be issued shall be rounded down to the next whole number and the Subsequent Issuance Purchase Price shall be adjusted down accordingly with respect to any such fractional share.
3.Closing of the Issuances.
1.1.Closing. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, the consummation of the Closing Issuance (the “Closing”) shall be held remotely via the exchange of documents and signatures on the date hereof (the “Closing Date”). On the Closing Date, the Company shall issue to Investors or to a custodian designated by any such Person, as applicable, the appropriate number of Closing Issuance Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Closing Issuance Shares, unless otherwise determined by the Company, shall be uncertificated, with record ownership reflected only in the register of shareholders of the Company. At the Closing, the parties hereto will exchange (or cause to be exchanged) the agreements, instruments, certificates and other documents, and will do, or cause to be done, all of the things, respectively required at the Closing by each party hereto under the terms of this Agreement.
1.2.Subsequent Issuance Closing. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, the consummation of the Subsequent Issuance, if applicable (the “Subsequent Issuance Closing”), shall be held remotely via the exchange of documents and signatures on the thirty-month anniversary of the Effective Date (the “Subsequent Issuance Closing Date”). On the Subsequent Issuance Closing Date, the Company shall issue to Investors or to a custodian designated by any such Person, as applicable, the appropriate number of Subsequent Issuance Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Subsequent Issuance Shares, unless otherwise determined by the Company, shall be uncertificated, with record ownership reflected only in the register of shareholders of the Company. At the Subsequent Issuance Closing, the parties hereto will exchange (or cause to be exchanged) the agreements, instruments, certificates and other documents, and will do, or cause to be done, all of the things, respectively required at the Subsequent Issuance Closing by each party hereto under the terms of this Agreement.

4.Representations, Warranties and Agreements.
1.1.Investors’ Representations, Warranties and Agreements. To induce the Company to issue the Shares, as applicable, each Investor, severally and not jointly, hereby represents and warrants to the Company and acknowledges and agrees with the Company, as of the date hereof, as follows:
1.1.1.Such Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to enter into, deliver and perform its obligations under this Agreement.
1.1.2.This Agreement has been duly authorized, validly executed and delivered by such Investor. Assuming that this Agreement constitutes the valid and binding agreement of the Company and each other Investor, this Agreement is the valid and binding obligation of such Investor, and is enforceable against such Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
1.1.3.The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any violation of the provisions of the organizational documents of such Investor or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Investor that would reasonably be expected to have a material adverse effect on the legal authority and ability of such Investor to enter into and timely perform its obligations under this Agreement.
1.1.4.such Investor (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Agreement and capable of evaluating investment risks independently, in each case, satisfying the applicable requirements set forth on Schedule II, (ii) is acquiring the Shares only for its own account and not for the account of others, or if such Investor is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or accredited investor, and such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and not with a view to any distribution of the Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule II following the signature page hereto for itself). Such Investor is not an entity formed for the specific purpose of acquiring the Shares.
1.1.5.Such Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act as of the Effective Date. Such Investor understands that, in addition to any other restrictions on transfer as set forth herein, the Shares may not be resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, and in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 promulgated under the Securities Act (“Rule 144”)). Such Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Investor understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Shares are a suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares, and that such Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Investor’s investment in the Company.
1.1.6.Such Investor understands and agrees that such Investor is acquiring the Shares directly from the Company. Such Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to such Investor by the Company, or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement.
1.1.7.If such Investor is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such Investor represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).
1.1.8.In making its decision to acquire the Shares, such Investor represents that it has relied solely upon independent investigation made by such Investor and the representations, warranties and covenants of the Company contained in this Agreement. Without limiting the generality of the foregoing, such Investor has not relied on any statements or other information provided by anyone other than the Company and its representatives concerning the Company or the Shares or the offer and sale of the Shares. Such Investor acknowledges and agrees that such Investor has received access to and has had an adequate opportunity to review such information as such Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company and the transactions contemplated hereby. Such Investor represents and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Such Investor represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice such Investor deems appropriate) with respect to the transactions contemplated hereby, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

1.1.9.Such Investor became aware of this offering of the Shares solely by means of direct contact between such Investor and the Company or one of their respective representatives. Such Investor did not become aware of this offering of the Shares, nor were the Shares offered to such Investor, by any general solicitation. Such Investor acknowledges that the Company represents and warrants that the Shares were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.
1.1.10.Such Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
1.1.11.Such Investor represents and warrants that such Investor is not (i) a Person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a Person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Investor is permitted to do so under applicable law. If such Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Investor represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Such Investor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Investor and used to acquire the Shares were legally derived.
1.1.12.If such Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), such Investor represents and warrants that neither the Company nor any of its Affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.
1.1.13.Such Investor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Company as a result of the acquisition of Closing Issuance Shares and, if applicable, the Subsequent Issuance Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing or the Subsequent Issuance Closing as a result of the acquisition of the Shares hereunder.
1.1.14.No broker, finder or other financial consultant has acted on behalf of such Investor in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.
1.2.The Company’s Representations, Warranties and Agreements. To induce Investors to acquire the Shares, as applicable, the Company hereby represents and warrants to each Investor and agrees with each Investor, as of the date hereof, as follows:
1.1.1.The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to enter into, deliver and perform its obligations under this Agreement.
1.1.2.The Shares are duly authorized and when issued and delivered to each Investor, as applicable, (i) will be free and clear of any liens or other restrictions (other than arising under applicable securities laws), (ii) will be validly issued, fully paid and non-assessable and (iii) will not have been issued in violation of or subject to any preemptive or similar rights under the Company’s constitutive agreements or applicable law.
1.1.3.This Agreement has been duly authorized, validly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of each Investor, is the valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
1.1.4.The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated herein, will not (i) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties that would reasonably be expected to have Material Adverse Effect (as defined in the Loan Agreement).
1.1.5.Neither the Company, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Company nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated herein or would require registration of the issuance of the Shares under the Securities Act.
1.1.6.Neither the Company, nor any Person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Company, nor any Person acting on its behalf has offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

1.1.7.As of the Effective Date, the Company’s organizational documents authorize the issuance of 900,000,000 shares, consisting of (i) 800,000,000 shares of Common Stock, of which (a) 600,000,000 shares are designated Class A Common Stock and (b) 200,000,000 shares are designated Class B Common Stock, and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the Closing or the Subsequent Issuance Closing, as applicable.
1.1.8.Assuming the accuracy of each Investor’s representations and warranties set forth in Section 4.1 of this Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Closing Issuance Shares by the Company to Investors and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Closing Issuance, except for filings with the United States Securities and Exchange Commission (the “Commission”), including pursuant to Regulation D of the Securities Act, filings required by applicable state securities laws, filings required in accordance with Section 11, those required by the NYSE, and filings, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
1.1.9.The Company made available to each Investor (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the Commission prior to the Effective Date (the “SEC Documents”), which SEC Documents, as of their respective filing dates or any amendments thereof, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates or the dates any such amendments, all SEC Documents required to be filed by the Company with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.
1.1.10.No broker, finder or other financial consultant has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any Investor.

1.1.11.The Company is not, and immediately after issuance of the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.1.12.The Company shall, throughout the term of this Agreement, use commercially reasonable efforts to maintain the listing of its Class A Common Stock (as may be adjusted or converted pursuant to Section 2.2.2(c)) on the NYSE or another national stock exchange. If, notwithstanding the previous sentence, the Company fails to maintain the listing of the Class A Common Stock (as may be adjusted or converted pursuant to Section 2.2.2(c)) on the NYSE or another national stock exchange, the Company shall use commercially reasonable efforts to ensure that such Class A Common Stock (as may be adjusted or converted pursuant to Section 2.2.2(c)) is quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association as promptly as possible.
5.Registration Statement.
1.1.Filing and Effectiveness.
1.1.1.Subject to the terms hereof, the Company agrees that, within forty-five (45) calendar days following June 23, 2023, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement on Form S-3 (the “Initial Registration Statement” and, the date on which the Initial Registration Statement is filed, the “Filing Date”) registering the resale of the Registrable Securities (as defined below), to the extent issued and outstanding on the Filing Date, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and the Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the Commission notifies the Company that it will “review” the Initial Registration Statement) following the Filing Date and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). In the event the Company is not eligible to file a Form S-3 Registration Statement as of June 23, 2023, the Company shall file with the Commission, in lieu thereof and within forty-five (45) calendar days following such date, a Registration Statement on Form S-1 registering the resale of the Registrable Securities (as defined below), to the extent issued and outstanding on the date such Registration Statement is filed with the Commission (such filing date then being deemed the “Filing Date” and such Registration Statement then being deemed the “Initial Registration Statement” for the purposes hereof), subject to the effectiveness conditions set forth in the preceding sentence. “Registrable Securities” means (i) the Closing Issuance Shares, (ii) the Subsequent Issuance Shares, to the extent issued pursuant to this Agreement, (iii) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing. For purposes of clarification, any failure by the Company to file the Initial Registration Statement by the Filing Date or to effect such Initial Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 5. For purposes of this Section 5, “Investors” shall include any Person to which the rights under this Section 5 shall have been duly assigned. The Company will provide a draft of the Initial Registration Statement to Investors for review at least five (5) Business Days in advance of filing the

Initial Registration Statement. Subject to any comments from the Commission, the Initial Registration Statement shall contain a “plan of distribution” reasonably acceptable to Investors.
1.1.2.Registration of Subsequent Issuance Shares. Subject to and conditioned on the occurrence of the Subsequent Issuance Closing, if applicable, the Company agrees to prepare and, as soon as practicable but in no event later than seven (7) Business Days following the Subsequent Issuance Closing, file with the Commission an additional registration statement on Form S-3 (or, if Form S-3 is not then available, on Form S-1) (such registration statement, the “Subsequent Issuance Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) covering the resale of the Subsequent Issuance Shares (the “Subsequent Issuance Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Subsequent Issuance Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the Commission notifies the Company that it will “review” the Subsequent Issuance Registration Statement) following the date the Subsequent Issuance Registration Statement is filed (or, if earlier, required to be filed) with the Commission and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Subsequent Issuance Registration Statement will not be “reviewed” or will not be subject to further review. The Company will provide a draft of the Subsequent Issuance Registration Statement to Investors for review at least five (5) Business Days in advance of filing the Subsequent Issuance Registration Statement. Subject to any comments from the Commission, the Subsequent Issuance Registration Statement shall contain a “plan of distribution” reasonably acceptable to Investors.
1.2.The Company’s obligations to include the Registrable Securities in the Registration Statements, as applicable, are contingent upon Investor furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding Investor, the securities of the Company held by Investor and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder.
1.3.In the case of each registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Investors as to the status of such registration and shall use its commercially reasonable efforts to take all steps necessary to effect the registration of the Shares contemplated hereby. At its expense, the Company shall:
1.1.1.except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective and available for the resale of all of the Registrable Securities, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) each Investor ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by all Investors may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as the Company is required to keep a Registration Statement effective pursuant to this Section 5.3.1, the Company will use its commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Investors to resell the Shares pursuant to the Registration Statement;
1.1.2.advise Investors, as promptly as practicable but in any event within five (5) Business Days:
(a)when a Registration Statement or any post-effective amendment thereto has become effective;
(b)of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(c)of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(d)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(e)subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
    Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Investors of such events, provide Investors with any material, nonpublic information regarding the Company or subject the Investors to any duty of confidentiality;
1.1.3.use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; and
1.1.4.upon the occurrence of any event contemplated in Section 5.3.2(e), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby consents to the use of any prospectus included in a Registration Statement by Investors in connection with the offering and sale of the Shares covered by such Registration Statement and any amendment or supplement thereto, except in the event of a suspension of such Registration Statement as set forth in Section 5.4; provided, that such use shall be in accordance with the terms of this Agreement, such Registration Statement and applicable law.
1.4.Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Investors not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the Company’s Board of Directors (the “Board of Directors”), after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case, during any twelve-month period or less than sixty (60) days following the expiration of any prior suspension pursuant to this Section 5.4. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Investor agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or any other exemption from registration under the Securities Act and the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery of such notice) until such Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality).
1.5.Any Investor may deliver written notice (including via email) in accordance with Section 5.4 (an “Opt-Out Notice”) to the Company requesting that such Investor not receive notices from the Company otherwise required by Section 5.3; provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), (a) the Company shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (b) each time prior to such Investor’s intended use of an effective Registration Statement, such Investor will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5.4) and the related suspension period remains in effect, the Company will so notify such Investor, within one (1) Business Day of such Investor’s notification to the Company, by delivering to Investor a copy of such previous notice of a Suspension Event, and thereafter will provide such Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality).
1.6.The parties hereto agree that:
1.1.1.The Company shall, notwithstanding the termination of this Agreement, indemnify and hold harmless, to the extent permitted by law, each Investor (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of such Investor, each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (b) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Investor expressly for use therein or such Investor has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 5.5.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (i) in reliance upon and in conformity with written information furnished by such Investor expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (ii) in connection with any failure of such Person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (iii) as a result of offers or sales effected by or on behalf of any Person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (iv) in connection with any offers or sales effected by or on behalf of such Investor in violation of Section 5.3. The Company shall notify the appropriate Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware.
1.1.2.Each Investor agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Investor expressly for use therein; provided, however, that the indemnification contained in this Section 5.5.2 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of such Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation.
1.1.3.Any Person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
1.1.4.The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Shares acquired pursuant to this Agreement.
1.1.5.If the indemnification provided under this Section 5.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.5 from any Person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5.5 shall be individual, not joint and several, and in no event shall the liability of any Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such contribution obligation.
6.Information Rights.
1.1.Subject to Section 6.3, the Company shall, concurrently with delivery to the Board of Directors, give one (1) representative of Investors, in the aggregate (as designated by the Investors from time-to-time), copies of all substantive materials that the Company provides to its directors in connection with its regularly scheduled, quarterly meetings of the full Board of Directors, except that the representative of Investors may be excluded from access to any material or portion thereof if the Board of Directors determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or trade secrets, or for other similar reasons.
1.2.Each Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or deliver required reports on its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by any Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any of the Shares from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 6.2; (iii) to any Affiliate, partner, member, director, officer, stockholder, or wholly owned subsidiary of such Investor or of any Affiliate of such Investor in the ordinary course of business (excluding such Investor’s other portfolio companies or other companies participating in such Investor’s growth credit facilities or other of such Investor’s credit investing strategies, if applicable), provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor, to the extent permitted by law, promptly notifies the Company of such requirement and, at the Company’s request and expense, takes reasonable steps to minimize the extent of any such required disclosure.
1.3.The information rights described in this Section 6 shall terminate and be of no further force or effect upon the earlier of (a) such time as less than thirty-five percent (35%) of the Shares originally issued to Investors, in the aggregate, are then held by Investors or their respective Affiliates, in the aggregate, and (b) such time as there are no Obligations outstanding under the Loan Agreement. The confidentiality obligations referenced herein will survive any such termination.
7.Transfer Restrictions; Legend.

1.1.Transfer Restrictions. In addition to any restrictions on the transfer or sale of the Shares under Applicable Law or other provisions of this Agreement, no Investor shall sell, pledge, or otherwise transfer any of the Shares, and the Company shall not recognize and shall issue stop transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, until such time as (a) the obligations of Investors under the Loan Agreement are terminated and are no longer outstanding and (b) the Investor (or any person affecting the trading of the Shares on behalf of such Investor) is not then in possession of material nonpublic information regarding the Company; provided, that an Investor may (X) establish and maintain a contract, instruction or plan (a “10b-5 Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, the rules and regulations of the Commission pertaining thereto and any “seasoning” requirements generally applicable to insiders of the Company and (Y) sell or transfer the Shares pursuant to such a 10b-5 Plan including sales pursuant to Rule 144 or pursuant to the Initial Registration Statement or the Subsequent Registration Statement; provided further, that subsequent to the termination of the obligations of the Investors under the Loan Agreement, an Investor may sell Shares outside of a 10b-5 Plan. Provided the Investor is in compliance with the proviso provisions of the first sentence of this Section 7.1, the Company shall terminate any stop transfer instructions to its transfer agent with respect to the Shares.
1.2.Legend. Except as otherwise provided in this Section 7.2, each Share issued pursuant to this Agreement shall bear a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.
8.Piggyback Registration Rights. Until the date that is the earlier of (a) the date that no Investor holds any of the Shares or (b) all remaining Shares held by Investors or any of their Affiliates, as applicable, are eligible for sale under Rule 144 within a ninety (90) day period without volume or manner-of-sale restrictions, each Investor will have piggyback registration rights with respect to any such outstanding equity securities on the terms set forth in Section 2.2 (and related provisions) of that certain Amended and Restated Registration Rights Agreement, dated as of June 16, 2022 (the “Registration Rights Agreement”), by and among the Company and the stockholders of the Company party thereto, mutatis mutandis. For purposes of this provision, each Investor shall be treated as a “Holder” and the Shares held by such Investor shall be treated as “Registrable Securities,” as both such terms are defined in the Registration Rights Agreement.
9.No Stock Rights. Except as otherwise specifically provided herein, no Investor, solely in its capacity as the potential future holder of the Subsequent Issuance Shares, shall be entitled to vote or receive dividends or be deemed the holder of the Subsequent Issuance Shares prior to the Subsequent Issuance Closing Date, if applicable, for any purpose, nor shall anything contained in this Agreement be construed to confer upon any Investor, solely in its capacity as the potential future holder of the Subsequent Issuance Shares, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to such Investor of the Subsequent Issuance Shares, if applicable, which such Investor is then entitled to receive upon the Subsequent Issuance Closing.
10.Required Reserve Amount. So long as the Agreement remains effective, the Company shall at all times keep reserved for issuance, free from preemptive or any other contingent purchase rights (other than those of Investors under this Agreement), a number of shares of Class A Common Stock that the Company reasonably believes should be sufficient to satisfy the Company’s obligation to issue the Subsequent Issuance Shares under this Agreement (without regard to any limitations on issuance contained herein) (the “Required Reserve Amount”). The Company shall, on a quarterly basis, evaluate its compliance with this Section 10. The Company shall take all reasonable actions necessary to reserve and seek any required approval for the issuance of all shares of Class A Common Stock (as may be adjusted or converted pursuant to Section 2.2.2(c)) that are issuable on the Subsequent Issuance Closing Date.
11.Antitrust.
1.1.At least forty-five (45) calendar days prior to the potential issuance to Investors of the Subsequent Issuance Shares (such date, the “Filing Determination Date”), Investors and the Company shall work in good faith to determine if any such issuances will require a filing or application under any Antitrust Laws.
1.2.If Investors and the Company determine that a filing or application is required pursuant to Section 11.1, then each such party agrees to promptly (but, in any event, no later than ten (10) calendar days after the Filing Determination Date) make, or cause to be made, any required filing or application under Antitrust Laws, as applicable, including a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, as required by the HSR Act. The parties hereto, as applicable, agree to supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to Antitrust Laws and to use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.
1.3.No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any governmental authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Subsequent Issuance, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
12.Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party hereto in respect thereof, upon the earliest to occur of (a) the termination of the Loan Agreement pursuant to the terms thereof or (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The obligations of the Company under

Sections 5 and 8 of this Agreement shall survive the termination of this Agreement in accordance with their terms, respectively.
13.Miscellaneous.
1.1.Further Assurances. At each of the Closings, as applicable, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto reasonably may deem to be practical and necessary in order to consummate the Issuances, as applicable, as contemplated by this Agreement.
1.1.1.Each Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by such Investor contained in this Agreement. Within 30 days prior to the Subsequent Issuance Closing, if any Obligations remain outstanding under the Loan Agreement, each Investor agrees to notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by such Investor set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such Investor shall notify the Company if they are no longer accurate in any respect). The Company acknowledges that Investors will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Company contained in this Agreement. Within 30 days prior to the Subsequent Issuance Closing, if any Obligations remain outstanding under the Loan Agreement, the Company agrees to notify Investors if any of the acknowledgments, understandings, agreements, representations and warranties made by the Company set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Company shall notify Investors if they are no longer accurate in any respect).
1.1.2.Each of the Company and each Investor is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
1.1.3.The Company may request from any Investor such additional information as the Company may reasonably deem necessary to evaluate the eligibility of such Investor to acquire the Subsequent Issuance Shares, and such Investor shall provide such information as may be reasonably requested, to the extent within such Investor’s possession and control or otherwise readily available to such Investor, provided that the Company agrees to keep confidential any such information provided by such Investor.
1.1.4.Each Investor and the Company shall pay all of its own respective expenses in connection with this Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of the Company, and the Company shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Shares; provided, that the Company and Investors shall each pay one half of all expenses incurred in connection with filings or applications under any Antitrust Laws in connection with this Agreement.
1.1.5.Each Investor and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described herein no later than immediately prior to the consummation of such transactions.

1.2.Investor hereby acknowledges and agrees that it will not, nor will any person acting at Investor’s direction or pursuant to any understanding with Investor (including Investor’s controlled Affiliates), directly or indirectly, engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any of the Shares or any other securities of the Company or any instrument exchangeable for or convertible into any of the Shares or any other securities of the Company until such time as the obligations under the Loan Agreement are terminated and no longer outstanding and Investor (or any person affecting the trading of the Shares on behalf of the Investor) is no longer in possession of material nonpublic information (or such earlier termination of this Agreement in accordance with its terms).
1.3.Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:
(i) if to Investors or any Investor:
Avenue Sustainable Solutions Fund, L.P.
c/o Avenue Capital Group
11 West 42nd Street, 9th Floor
New York, NY 10036
Attention:    Sean Coleman
Email:        [s**********]
with a copy (which copy shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:    Sung Pak
Email:        [s**********]
(ii) if to the Company, to:
Grove Collaborative Holdings, Inc.
        1301 Sansome St.
        San Francisco, California 94111
        Attention:     General Counsel
        Email:         [l**********]
with a copy (which copy shall not constitute notice) to:
Sidley Austin LLP
        1001 Page Mill Road
        Building 1
        Palo Alto, California 94304
        Attention:     Martin A. Wellington
        Email:         [m**********]

Sidley Austin LLP
        2021 McKinney Avenue
Suite 2000
        Dallas, Texas 75201
        Attention:     Angela Fontana
        Email:         [a**********]
1.4.Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.
1.5.Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.
1.6.Assignment. Except as otherwise contemplated herein, neither this Agreement nor any rights, interests or obligations that may accrue to a party hereunder (including Investors’ rights to acquire the Closing Issuance Shares and Investors’ rights to acquire the Subsequent Issuance Shares) may be transferred or assigned without the prior written consent of each other party; provided that any Investor’s rights and obligations hereunder (including such Investor’s rights to acquire the Subsequent Issuance) may be assigned to one or more of its Affiliates, or any managed fund or other transferee or fund that is acceptable to the Company in its reasonable discretion, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Investor, the assignee(s) shall become an Investor hereunder and have the rights and obligations and be deemed to make the representations and warranties of an Investor provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder.
1.7.Benefit. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any Person other than the parties hereto and their respective successors and assigns.
1.8.Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
1.9.Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such Person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.3 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 13.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
1.10.Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
1.11.No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
1.12.Remedies.
1.1.1.The parties agree that irreparable damage would occur if this Agreement is not performed or the Subsequent Issuance Closing is not consummated, if applicable, in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in an appropriate court of competent jurisdiction as set forth in Section 13.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 13.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
1.1.2.The parties acknowledge and agree that this Section 13.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.
1.13.Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Agreement shall survive the Closing and the Subsequent Issuance Closing, if applicable.
1.14.Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
1.15.Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
1.16.Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (a) the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within two (2) days after a triggering event and such event occurs on a Tuesday, then the action must be taken by Thursday); and (b) if the last day of such period is a non-Business Day or non-Trading Day, as applicable, the period in question will end on the next succeeding Business Day or Trading Day, as applicable.
1.17.Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

14.Non-Reliance. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, firm or corporation, other than the representations and warranties of the Company expressly set forth in this Agreement, in making its investment or decision to invest in the Company.
15.Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Investors to sell securities of the Company to the public without registration are available to holders of the Company’s shares of Common Stock and for so long as any Investor holds any Shares, the Company agrees to:
1.1.make and keep public information available, as those terms are understood and defined in Rule 144;
1.2.file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
1.3.take such further action as the Company customarily takes to facilitate sales without registration under the Securities Act pursuant to Rule 144.
The Company shall, if requested by any Investor (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Shares, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the applicable Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at such Investor’s option, within two (2) Business Days of such request, if (A) such Shares may be sold by such Investor without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions or (B) such Investor has sold or transferred any Shares pursuant to a related Registration Statement or in compliance with Rule 144. The Company’s obligation to remove legends under this paragraph may be conditioned upon such Investor providing such representations and documentation (including broker representation letters and/or stockholder representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Investors have executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

GROVE COLLABORATIVE HOLDINGS, INC., a Delaware public benefit corporation
By:	/s/ Stuart Landesberg
Name: Stuart Landesberg
Title: Chief Executive Officer and President

[Signature Page to Security Issuance Agreement]

AVENUE SUSTAINABLE SOLUTIONS FUND, L.P., a Delaware limited partnership By: Avenue Sustainable Solutions Partners, LLC, its General Partner By: GL Sustainable Solutions Partners, LLC, its Managing Member
By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

[Signature Page to Security Issuance Agreement]